UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
March 18, 2019
Kronos Worldwide, Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-31763	76-0294959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2019, Gregory M. Swalwell, executive vice president and chief financial officer of the registrant, provided notice to the registrant that, effective as of June 1, 2019, he will retire as an officer of the registrant.  In connection with his retirement from the registrant, Mr. Swalwell has also provided notice to Valhi, Inc. (“Valhi”), NL Industries, Inc. and CompX International Inc. (“CompX”), affiliates of the registrant, that he will also retire as an officer of those companies as of such date.  Following such retirements, Mr. Swalwell will continue to be employed by Contran Corporation (“Contran”), the privately-held parent corporation of the registrant, and will continue to serve as executive vice president, chief financial officer and chief accounting officer of Contran.

Following such retirement notice of Mr. Swalwell, the registrant’s board of directors took action to elect:

•
James W. Brown, currently CompX’s vice president, chief financial officer and controller and Valhi’s vice president, business planning and strategic initiatives, as the registrant’s senior vice president and chief financial officer, effective as of June 1, 2019;

•	Tim C. Hafer, previously the registrant’s vice president and controller, as the registrant’s senior vice president and controller, effective as of March 21, 2019; and

•	Michael S. Simmons, currently also director of special projects of Contran, as the registrant’s vice president, finance, effective as of March 21, 2019.

Mr. Brown, age 62, has served as Valhi’s vice president, business planning and strategic initiatives since 2013 and as CompX’s vice president, chief financial officer and controller since 2014.  Beginning June 1, 2019, he will also serve as senior vice president and chief financial officer of Valhi, and he will no longer serve as an officer of CompX.  Mr. Brown has served in accounting and financial positions (including officer positions) with various companies related to the registrant and Contran since 2003, including serving as vice president and chief financial officer of Titanium Metals Corporation, a former publicly held affiliate of the registrant, from 2007 to 2012, and serving as the registrant’s vice president and controller from 2003 to 2006.

Mr. Simmons, age 47, is an employee of Contran and has served as director of special projects of Contran since April 2018.  From 1994 to March 2018, Mr. Simmons was employed by PricewaterhouseCoopers LLP (“PwC”), the registrant’s independent registered public accounting firm, most recently as a managing director.  Beginning June 1, 2019, Mr. Simmons will also serve as vice president and chief accounting officer of Valhi.

Messrs. Brown and Simmons are employees of Contran and will provide their services to the registrant under an intercorporate services agreement between the registrant and Contran.  For a description of the intercorporate services agreement, see “Certain Relationships and Transactions” in the registrant’s 2018 proxy statement, which description is incorporated herein by reference.  In addition, for a discussion of potential conflicts of interest of officers who serve more than one corporation, see “Certain Relationships and Transactions” in the 2018 proxy statement, which discussion is also incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS WORLDWIDE, INC.
(Registrant)

By: /s/ Clarence B. Brown III
Date: March 22, 2019	Vice President and General Counsel